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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-60975) and Form S-8 (File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 333-47268, 33-56420, 33-53303, 333-51073, 333-93803, 333-93805 and 333-102321) of Mandalay Resort Group of our report dated February 28, 2003, except for Note 7, as to which the date is April 11, 2003, relating to the financial statements of Victoria Partners as of and for the year ended December 31, 2002 appearing in this Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2003.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 24, 2003

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT